Exhibit 23.1     Consent of Independent Auditors

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements pertaining to the Amended and Restated Long-Term Incentive Plan (Form S-8 Nos. 33-66552, 33-86062 and 333-13061) and the Non-Qualified Stock Option Plan and the Stock Option Plan for Employees (Form S-8 No. 33-52664) of American Medical Technologies, Inc. of our report dated March 1, 2002, with respect to the consolidated financial statements and schedule of American Medical Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

Ernst & Young LLP

March 29, 2002
San Antonio, Texas